                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

     Subsidiary                                   Jurisdiction of Incorporation
     ----------                                   -----------------------------

     Triad Systems Financial Corporation                California
     CCI/Triad Gem, Inc.                                Texas
     TriFare, Inc.                                      Delaware
     CCI/Triad Financial Holding Corporation            California
     Triad Data Corporation                             California
     Triad Systems Corporation                          Delaware
     Triad Systems Ireland Limited                      Republic of Ireland
     Tridex Systems Limited                             United Kingdom
     Tridex Leasing Limited                             United Kingdom
     Triad Systems France SARL                          France
     Triad Systems Canada, Limited                      Canada
